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                                 EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-09415 and 333-41279 on Form S-3 and Registration Statement No. 333-09417 on Form S-8 of Vista Information Solutions, Inc. of our report dated March 24, 1998 relating to the consolidated financial statements of Vista Information Solutions, Inc. as of and for the year ended December 31, 1997, appearing in this Annual Report on Form 10-KSB of Vista Information Solutions, Inc. for the year ended December 31, 1998.



MCGLADREY & PULLEN, LLP
San Diego, CA
April 7, 1999